UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2013

Constant Contact, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33707	04-3285398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 472-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

From July 30, 2013 to August 26, 2013, while it was permissible under the applicable securities laws for executive officers of Constant Contact, Inc. (the “Company”) to purchase and sell securities of the Company, the following executive officers entered into binding trading plans (the “10b5-1 Plans”):

Name	Title	Maximum number of shares of common stock that may be sold under 10b5-1 Plan	Time period during which sales may occur under 10b5-1 Plan

Ellen M. Brezniak	Senior Vice President, Customer Operations	20,000	11/25/2013–06/30/2014

Gail F. Goodman	President and Chief Executive Officer	100,000	11/08/2013–09/30/2014

Harpreet S. Grewal	Executive Vice President, Chief Financial Officer and Treasurer	17,405	11/05/2013–03/28/2014

Robert D. Nicoson	Vice President and Chief Human Resources Officer	10,000	10/30/2013–07/30/2014

Pursuant to the 10b5-1 Plans, certain shares of the Company’s common stock held by such individuals will be sold on a periodic basis without further direction from the individual in accordance with the terms and conditions set forth in the applicable 10b5-1 Plan, which generally include minimum sale price thresholds. Under the Company’s insider trading policy, trades will not occur under the 10b5-1 Plans until at least 90 days after the execution date of the applicable 10b5-1 Plan. Each of the 10b5-1 Plans is designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Transactions made pursuant to the 10b5-1 Plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 plans of the Company’s officers or directors, nor to report modifications or terminations of such plans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTANT CONTACT, INC.

Date: September 3, 2013	By:	/s/ Robert P. Nault
Robert P. Nault

Vice President and General Counsel